Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated April 30, 2015 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Jinpan International Limited on Form 20-F for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Jinpan International Limited on  Form S-8 (No. 333-140109) and Post-Effective Amendment to Form S-8 (No. 333-140109).

/s/ Grant Thornton

Shanghai, The People’s Republic of China
April 30, 2015